UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 24, 2016

Date of Report (Date of earliest event reported)

WEST COAST VENTURES GROUP CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-54948	99-0377575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 City Blvd. West, 17th Floor Orange, CA	92868
(Address of principal executive offices)	(Zip Code)

(714) 656-0096

Registrant’s telephone number, including area code

(Prior Name of Registrant)

_________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On May 18, 2016, West Coast Ventures Group Corp. (formerly known as Energizer Tennis, Corp., the “Company”) entered into a non-binding letter of intent with CHD Bioscience, Inc., a Colorado corporation (“Target”). Prior to the date of this Current Report on Form 8-K, the parties commenced preparing a definitive agreement for the acquisition one hundred percent (100%) of the issued and outstanding capital shares of Target and certain proprietary technology the Target has access to of the Target, in exchange for 109 million shares of the Company’s common stock (the “Transaction”). In order to facilitate the closing of the Transaction as quickly as possible, on May 24, 2016, the Company issued 109 million shares of common stock in the name of the Target for distribution to the Target’s shareholders upon completion of the acquisition of the Target.

The letter of intent also provides for the following related transactions, each of which the parties are pursuing:

•

The Company will acquire from a public company a certain patent and related  technology, intellectual property, know how, trademarks, and other rights associated with such patent, in exchange for shares of the Company’s common stock (“IP Acquisition”); and

•

Prior to the Transaction and the IP Acquisition, the Company shall enter into an employment agreement with Mr. Michael Handley whereby Mr. Handley shall be appointed as the President & CEO and member of the Board of Directors of the Company for a period of three (3) years; provided, however, that continuation of the Employment Agreement shall be contingent upon the timely completion of the Transaction and the IP Acquisition.

•

Prior to the Transaction and IP Acquisition, the Company shall appoint “independent” directors under NASDAQ marketplace rules to the Board of Directors of the Company.

In connection with the letter of intent, upon the consummation of the above referenced transactions, the Company will conduct a migratory merger pursuant to which the Company will become a Delaware corporation and the name of the Company would be changed to such name as determined by the parties.

Immediately upon the consummation of the Transaction, the Board of Directors of the Company shall consist of seven (7) members, one of whom shall be Mr. Michael Handley, and the rest of whom shall be “independent” directors under NASDAQ marketplace rules.  It is anticipated that, on the closing date of the Transaction, all of the current legacy officers and legacy directors of the Company shall resign and, simultaneously therewith, (a) new officers shall be appointed by Mr. Michael Handley as President & Chief Executive Officer; and (b) new employees shall be appointed as shall be determined by Mr. Michael Handley as President & Chief Executive Officer.  These other officers and employees as the President & Chief Executive Officer, Mr. Michael Handley, shall designate, shall, upon the closing of the Transaction, each have an employment agreement with the Company mutually satisfactory to the Company and the employee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST COAST VENTURES GROUP CORP.

DATED: May 31, 2016

By:/s/ Randy Hatch

Name:

Randy Hatch

Title:

President